UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2010

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3900 Paseo del Sol, Suite A311
Santa Fe, NM		87507
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code		(505)-216-0725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

FOREIGN PRIVATE PLACEMENT

On November 24, 2010, Quantum Solar Power Corp. (the “Company”) completed its final tranche of its $5,000,000 foreign private placement offering (the “Foreign Private Placement”) by issuing a 1,972,500 shares of common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”) to persons who represented that they were not "U.S. Persons" as defined under Regulation S and that they were not acquiring the shares for the account or benefit of a U.S. Person.

Following the completion of the final tranche, the Company has issued a total of 3,936,560 shares of common stock for gross proceeds of $3,936,560 under the Foreign Private Placement. Proceeds from the offering will be used to market and develop the Company’s NGDTM Technology over the next twelve months. Following completion of this tranche, the Board of Directors approved the closing and termination of the Foreign Private Placement.

U.S. PRIVATE PLACEMENT

On November 24, 2010, the Company issued 63,000 shares at a price of $1.00 per share for cash proceeds of $63,000. The issuances were completed pursuant to the provisions of Rule 506 of Regulation D of the Act. Each subscriber represented that they were an accredited investor as defined under Regulation D.

These share issuances represent the sole tranche under of the $5,000,000 U.S. private placement offering approved by the Company's board of directors on May 28, 2010. Following completion of this tranche, the Board of Directors approved the closing and termination of the U.S. private placement offering.

EXERCISE OF WARRANTS

On November 24, 2010, the Company issued an aggregate of 372,000 shares on warrants exercised by shareholders who had purchased shares at a price of $2.00 per share. Each warrant entitled the holder to purchase a common share of the Company at $0.01 per share. The shares were issued pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”) to persons who represented that they were not "U.S. Persons" as defined under Regulation S and that they were not acquiring the shares for the account or benefit of a U.S. Person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: November 24, 2010

By:	/s/ Daryl J. Ehrmantraut

Name: Daryl J. Ehrmantraut
Title: President and Chief Executive Officer